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                                                                   Exhibit 10.22




                                                                      EXHIBIT B



                          INVESTOR FUNDING AGREEMENT dated as of May 10, 2002,
                    among KEY ACQUISITION, L.L.C., a Delaware limited liability company (the "Investor"), KNOWLES ELECTRONICS HOLDINGS, INC., formerly known as Knowles Electronics, Inc., a Delaware corporation ("Knowles"), and JPMORGAN CHASE BANK, in its capacity as Administrative Agent (the "Agent") for the Lenders under the Credit Agreement (as defined herein).

               Knowles, certain Lenders and the Agent are party to a Credit Agreement dated as of June 28, 1999, as amended and restated as of July 21, 1999, as amended (as amended from time to time, the "Credit Agreement"). Knowles has requested that the Lenders agree to that certain Amendment No. 4 and Waiver to the Credit Agreement (the "Amendment"), and it is a condition to the effectiveness of the Amendment that the parties hereto enter into this Agreement. The Investor owns Knowles and will benefit from the Amendment.

               In order to induce the Lenders and the Agent to enter into the Amendment and to induce the Lenders to continue to make loans and other extensions of credit under the Credit Agreement, and to satisfy a condition to the effectiveness of the Amendment, the Investor and Knowles are entering into this Agreement for the benefit of the Lenders and the Agent.

               Accordingly, the parties hereto agree as follows:

               SECTION 1. Defined Terms. (a) Capitalized terms that are used but not defined herein shall have the meanings given to them in the Credit Agreement as in effect on the date hereof (after giving effect to the Amendment). The rules of interpretation set forth in Section 1.03 of the Credit Agreement shall be applicable to this Agreement.

               (b) As used in this Agreement, the following terms have the meanings assigned to them below:

               "Acknowledgment Agreement" means the Acknowledgment Agreement dated as of the date hereof, among DHC, the DH Investors and the Agent.

               "Agent" has the meaning given to such term in the heading of this Agreement.

               "Agent Contribution Notice" has the meaning given to such term in Section 2(a).



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                                                                               2

          "Amendment" has the meaning given to such term in the preliminary statement of this Agreement.

          "Capital Agreement" means the separate agreement entered into or to be entered into between the Investor and Knowles providing for the issuance by Knowles of shares of its capital stock to the Investor in consideration of the Contribution.

          "Contribution" means, without duplication, (a) the cash payment, if any, required to be made by the Investor to or for the benefit of Knowles pursuant to Section 2(a) as an additional cash equity investment by the Investor in Knowles and (b) to the extent not included in clause (a) of this definition, each purchase by the Investor of a participating interest in Loans or Letters of Credit pursuant to Section 2(c).

          "Contribution Amount" has the meaning given to such term in Section 2(a).

          "Credit Agreement" has the meaning given to such term in the preliminary statement of this Agreement.

          "DHC" means Doughty Hanson & Co. Limited.

          "DH Investors" has the meaning given to such term in the DH Investment Agreement.

          "DH Investment Agreement" means the Contribution to Capital Agreement dated the date hereof, entered into among DHC, the DH Investors named therein and the Investor and providing for the undertaking by such Sponsors to subscribe for certain equity interests in the Investor.

          "Excess Amount" has the meaning given to such term in Section 2(a).

          "Funding Date" has the meaning given to such term in Section 2(a).

          "Investor" has the meaning given to such term in the heading of this Agreement.

          "Investor Collateral Agreement" means the Collateral Agreement dated as of the date hereof, between the Agent and the Investor providing for, among other things, the collateral assignment by the Investor of its rights under the DH Investment Agreement to secure its obligations under this Agreement.
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                                                                               3

     "Knowles" has the meaning given to such term in the heading of this Agreement.

     "Prohibited Contribution" has the meaning given to such term in Section
2(c).

     "Release Date" means the first to occur of (a) the date on and as of which all the Commitments have expired, have been terminated or cash collateralized, all Letters of Credit have expired or have been terminated and all Obligations have been paid in full, or (b) the date on which the Contribution has been fully funded by the Investor in accordance with this Agreement (and, if funded pursuant to Section 2(c), the Investor shall have entered into one or more participation agreements as contemplated by such Section), or (c) October 3, 2002, if there is no Excess Amount on the Trigger Date.

     "Transaction Documents" means this Agreement, the DH Investment Agreement, the Investor Collateral Agreement and the Acknowledgment Agreement.

     "Trigger Date" means the first to occur of (a) September 3, 2002, or (b) the date that an Event of Default with respect to Knowles occurs that is described in clause (h) or (i) of Article VII of the Credit Agreement, or (c) the date on which the Loans outstanding under the Credit Agreement are declared to be due and payable as a result of an Event of Default.

     SECTION 2. Capital Contributions.
(a) Notwithstanding any provision to the contrary contained in the Capital Agreement or any other agreement between the Investor and Knowles, the Investor, Knowles and the Agent agree that if on and as of the Trigger Date Knowles has not received Required Additional Capital resulting in net proceeds to Knowles of at least $10,000,000, then (i) the Agent will (on such date or thereafter) notify the Investor and Knowles of the amount of the excess of $10,000,000 over the amount of Required Additional Capital previously received by Knowles (the "Excess Amount"), which notice (the "Agent Contribution Notice") shall specify a Business Day not less than 12 Business Days after the date of the Agent Contribution Notice (the Business Day so specified, the "Funding Date") on which the Investor will be required to make the Contribution in an amount (the "Contribution Amount"), which shall be specified in the Agent Contribution Notice, equal to the Excess Amount and (ii) on the Funding Date the Investor shall make the Contribution in an amount equal to the Contribution Amount in accordance with
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the requirements of this Agreement. Such Contribution shall be made in United
States dollars.

          (b) Notwithstanding any provision to the contrary contained in the Capital Agreement or any other agreement between the Investor and Knowles (but subject to paragraph (c) below), Knowles hereby irrevocably directs the Investor to make, and the Investor shall make, the Contribution to Knowles required to be made by it pursuant to paragraph (a) of this Section by making, on or before the Funding Date, a wire transfer of immediately available funds equal to the Contribution Amount directly to the Agent for the benefit of the Secured Parties, into such account as the Agent may specify in the Agent Contribution Notice. Knowles hereby irrevocably directs the Agent to apply, and the Agent will promptly apply, all such funds received by it to the payment of Domestic Revolving Borrowings and/or Domestic Swingline Borrowings (and/or, to the extent of any remaining excess after giving effect to payment of all outstanding Domestic Revolving Borrowing and domestic Swingline Borrowings, to the cash collateralization of outstanding Letters of Credit). The Investor and Knowles acknowledge and agree that the making by the Investor of the Contribution provided in this paragraph (b) shall entitle the Investor to the issuance to it of additional shares of capital stock of Knowles in accordance with the Capital Agreement.

          (c) In the event that the Contribution required to be made by the Investor pursuant to this Section, or the application thereof contemplated by paragraph (b) above, is prohibited by law or any injunction, decree or similar legal restraint, including as a result of any bankruptcy, reorganization, insolvency or similar proceeding affecting Knowles (a "Prohibited Contribution"), then the Agent for the benefit of the Secured Parties shall have the option of requiring the Investor to purchase for cash, at par, a subordinated, undivided participating interest in the outstanding Domestic Revolving Borrowings and/or Domestic Swingline Borrowings (and/or, to the extent that the Contribution Amount exceeds the outstanding principal amount of Domestic Revolving Borrowings and Domestic Swingline Borrowings, Letters of Credit) for an aggregate purchase price equal to the Contribution Amount. The Agent shall exercise such option by giving written notice thereof to the Investor (which notice may be given on or after the Trigger Date, whether or not an Agent Contribution Notice has been given, provided that such notice is given before the Contribution is actually made as contemplated by paragraphs (a) and
(b) above) specifying a closing date that shall not be prior to the Funding Date specified in the Agent Contribution Notice. On such closing date the Investor
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shall purchase such participating interest by a wire transfer to the Agent of immediately available funds equal to the Contribution Amount; provided that the amount of the purchase price, if any, attributable to any such participations in outstanding Letters of Credit shall be held by the Agent until all outstanding Letters of Credit have either terminated or are drawn, and returned to the Investor to the extent not applied to participations in LC Disbursements after giving effect to all such drawn Letters of Credit. Such participating interest will be subordinated to each Lender's retained interest in the Loans, Letter of Credit reimbursement obligations and other Obligations, and distributions in respect of such participating interest will be made only after all Obligations in respect of such retained interests have been paid in full.
On such closing date, the Investor will execute and deliver one or more participation agreements with respect to its participating interest, in the standard form employed by the Agent for such agreements (modified to reflect the subordination referred to above), but failure to do so shall not relieve the Investor of its obligations hereunder. Each such participation will be allocated on a pro rata basis to the Domestic Revolving Loans and/or Domestic Swingline Loans (and, if applicable, participations in Letters of Credit) of each Lender. Upon entering into such participation agreements and making payment of the purchase price for its participating interest as provided above on such closing date, the Investor will be relieved of its obligation hereunder to make the Prohibited Contribution. In the event the Investor transfers funds to the Agent in respect of a Contribution to be made by it hereunder as contemplated by paragraph (b) above, but the corresponding equity investment in Knowles or the application of the proceeds thereof to pay Domestic Revolving Borrowings and/or Domestic Swingline Borrowings is prohibited by law or any injunction, decree or similar legal restraint, then such contribution shall be deemed a Prohibited Contribution and such funds shall be retained by the Agent (for itself and on behalf of the Lenders) and utilized to make payment of the purchase price for a subordinated participating interest of the Investor in Domestic Revolving Loans and/or Domestic Swingline Loans (and/or, at the
Agent's election, Letters of Credit) in accordance with the foregoing provisions.

     (d) The obligations of the Investor to make the Contribution required pursuant to the provisions of this Section shall be absolute and unconditional in any and all circumstances, notwithstanding the failure to satisfy any one or more conditions under, or the breach by any party thereto of, the Capital Agreement or any other agreement to which the Investor or Knowles is a party or bound, and

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notwithstanding any bankruptcy, reorganization, liquidation, insolvency or similar proceeding instituted by or against the Investor or Knowles, and notwithstanding any failure of any Person that has agreed to provide funds to the Investor to make such Contribution to provide such funds. The Investor or any other investor in Knowles may make, but shall not be obligated by this Agreement to make, any investment in Knowles at any time, but no such investment or failure to make such investment shall excuse, reduce, satisfy or otherwise vary the obligations of the Investor to make the Contribution.

     SECTION 3. Certain Covenants. Until the Release Date, the Investor covenants and agrees with Knowles and the Agent that:

    (a) Indebtedness and Other Liabilities. The Investor will not create, incur, assume or permit to exist any Indebtedness or other liability of it, except liabilities under this Agreement.

    (b) Activities. The Investor will not engage in any business or activity other than the ownership of equity investments in Knowles and activities incidental thereto, including the performance of its obligations under this Agreement.

     (c) Fundamental Changes. The Investor will not (i) merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, (ii) liquidate, dissolve or wind up, (iii) sell, transfer or otherwise dispose of any of its assets (including pursuant to any dividend or distribution with respect to its Equity Interests), except that this clause shall not be construed to prohibit the Contribution or any other investments in Knowles permitted by the Credit Agreement, (iv) permit any amendment or modification to its organizational documents that would restrict or impair the performance of any Transaction Document, (v) commence, or suffer to be commenced by any other Person, any proceeding or file, or suffer to be filed by any other Person, any petition, in either case seeking (A) liquidation, reorganization or other relief in respect of the Investor or its debts or assets under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Investor or its assets, (vi) make a general assignment for the benefit of creditors, or (vii) take any other action that would, or permit or suffer to exist any
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other circumstance or event that would, restrict or impair the performance of any Transaction Document.

          SECTION 4. Security Interest. (a) Knowles hereby confirms to and agrees with the Agent that all right, title and interest of Knowles under this Agreement constitutes "Collateral" under, and as defined in, the Security Agreement. In furtherance of the foregoing, Knowles hereby assigns to the Agent, as security, all its rights hereunder, including its rights to enforce this Agreement and to receive the proceeds of the Capital Contribution. Knowles acknowledges and confirms that the power of attorney granted to the Agent under
Section 5.03 of the Security Agreement applies to this Agreement and Knowles' rights hereunder.

          (b) The Investor consents to the security interest and assignment referred to in paragraph (a) above and acknowledges and agrees that (i) the Agent may enforce Knowles' rights under this Agreement and (ii) all payments that the Investor is required to make to or for the benefit of Knowles pursuant to this Agreement shall be made directly to the Agent (for the benefit of the Secured Parties) for Knowles' account (it being understood that payments pursuant to Section 2(c) of this Agreement also shall be made directly to the Agent but are not for Knowles' account).

          SECTION 5. Representations and Warranties. The Investor represents and warrants to Knowles and the Agent that:

          (a) the Investor is a duly organized and validly existing limited liability company organized under the laws of the State of Delaware;

          (b) the execution, delivery and performance by the Investor of the Transaction Documents are within the Investor's powers and have been duly authorized by all necessary action on the part of the Investor and the holders of its Equity Interests;

          (c) each of the Transaction Documents has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

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          (d) its execution, delivery and performance of each of the Transaction
     Documents (i) except for the filing of appropriate Uniform Commercial Code financing statements, does not require any consent or approval of, registration or filing with, or other action by any Governmental Authority,
     (ii) will not violate any applicable law or regulation or its limited liability company agreement or other organizational documents or any or order of any Governmental Authority and (iii) will not violate or result in a default under any agreement or instrument binding on it; and

          (e) the Investor does not have any Indebtedness or other liabilities, other than its obligations under the Transaction Documents.

          SECTION 6. Termination. This Agreement shall remain in full force and effect until the Release Date, at which time this Agreement shall terminate and the Investor shall have no further obligations hereunder.

          SECTION 7. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to Knowles, to it at 1151 Maplewood Drive, Itasca, IL 60143, Attention of Chief Financial Officer (Telecopy No. (630) 250-0575);

          (b) if to the Investor, to it c/o Doughty Hanson & Co. Limited at 152
     W. 57th Street, 47th Floor, New York, NY 10019, Attention of Kevin Luzak (Telecopy No. (212) 641-3750); and

          (c) if to the Agent, to it at 270 Park Avenue, New York, New York 10017, Attention of Mr. William Caggiano (Telecopy No. (212) 972-0009).

Any party hereto may change its address or telecopy number of notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          SECTION 8. Waivers; Amendments. (a) No failure or delay by Knowles or the Agent exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power,


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or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No waiver of any provision of this Agreement or consent to any departure by the Investor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement in writing entered into by Knowles, the Investor and the Agent; provided that any waiver, amendment or modification that affects only the rights and obligations of the Agent and the Investor with respect to the purchase and sale of participations in Loans or Letters of Credit as contemplated by Section 2(c), shall not require the consent or approval of Knowles.

          SECTION 9. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including, in the case of the Agent, any successor Administrative Agent under the Credit Agreement), except that neither the Investor nor Knowles may assign or otherwise transfer any of its rights or obligations hereunder (except, in the case of Knowles, as provided in Section 4) and any attempted assignment or transfer in violation thereof shall be null and void.

          (b) In acting under this Agreement, the Agent will be acting for and on behalf of the Lenders under the Credit Agreement. It is understood and agreed that the Agent shall be entitled to seek the approval of the Required Lenders in connection with (in which case such approval shall be a condition to) any consent or approval requested from the Agent hereunder or any waiver, modification or amendment of this Agreement, and the Agent shall have no liability hereunder in its capacity as such for any action taken or not taken by it with the consent or at the request of the Required Lenders.

          SECTION 10. Counterparts; Integration. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Transaction Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 11. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity or a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          SECTION 12. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

          (b) Each of the Investor and Knowles hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Transaction Document shall affect any right that the Agent may otherwise have to bring any action or proceeding relating to this Agreement against any party hereto or its properties in the courts of any jurisdiction.

          (c) Each of the Investor and Knowles hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of

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any suit, action or proceeding arising out of or relating to this Agreement or any other Transaction Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7. Nothing in this Agreement or any other Transaction Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 13. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          SECTION 14. Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                                        KEY ACQUISITION, L.L.C,

                                        by
                                          --------------------------------------
                                          Name:
                                          Title:


                                        KNOWLES ELECTRONICS HOLDINGS, INC.,

                                        by
                                          --------------------------------------
                                          Name:
                                          Title:


                                        JPMORGAN CHASE BANK, as Agent,

                                        by
                                          --------------------------------------
                                          Name:
                                          Title: